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                                                                    EXHIBIT 5.1


                        [COVINGTON & BURLING LETTERHEAD]


                                  June 5, 1996

Pool Energy Services Co.
10375 Richmond Avenue
Houston, Texas 77042

Gentlemen:

        This opinion is being furnished to you in connection with a public offering by Pool Energy Services Co., a Texas corporation (the "Company"), of 4,000,000 shares of common stock, no par value, of the Company ("Common Stock") and, pursuant to an over-allotment option, of up to an additional 600,000 shares of Common Stock to be issued and sold by the Company (all such shares being referred to collectively herein as the "Shares"), pursuant to a registration statement filed by the Company on Form S-3 under the Securities Act of 1933 with the Securities and Exchange Commission (the "Commission") on the date hereof (which registration statement is hereinafter called the "Registration Statement").

        We have acted as counsel to the Company in connection with the offer and sale of the Shares. We have examined signed copies of the Registration Statement, and the exhibits thereto, all as filed with the Commission. We also have examined and relied upon copies of minutes of meetings of the Board of Directors of the Company.

        Based on the foregoing, it is our opinion that the Shares to be issued and sold by the Company pursuant to the Registration Statement have been duly authorized and, upon issuance in accordance with the terms of the underwriting agreement included as an exhibit to the Registration Statement and upon receipt of the consideration specified therein, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."
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Pool Energy Services Co.
June 4, 1996
Page 2


     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.


                                            Very truly yours,

                                            /s/ COVINGTON & BURLING

                                            COVINGTON & BURLING